September 20, 2011

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary Shares
evidenced by
One 1 American
Depositary
Receipt
representing
OneFifth of One
15 Common
Share of Nokian
Tyres OYJ
 Form F6 File No.
333154388

Ladies and Gentlemen

Pursuant to Rule 424b3
under the
Securities Act of 1933,
as amended,
on behalf of The Bank of
New
York Mellon, as
Depositary for
securities against which
American
Depositary Receipts are
to be
issued, we attach a copy
of the new
prospectus Prospectus
reflecting
the change in ratio from
5 ADSs  1
Ordinary Share to 2 ADSs
1
Ordinary Share, the
change in name
from Nokian Tyres OYJ to
Nokian
Tyres plc and the removal
of the Par
Value.

As required by Rule 424e,
the upper
right hand corner of the
Prospectus
cover page has a
reference to Rule
424b3 and to the file
number of the
registration statement to
which the
Prospectus relates.

Pursuant to Section III B
of the
General Instructions to
the Form F6
Registration Statement,
the
Prospectus consists of
the ADR
certificate with the
revised name
change for Nokian Tyres
OYJ.

The Prospectus has been
revised to
reflect the removal of
the Par Value,
the new ratio and the new
name, as
follows
One 1 American Depositary
Share represents OneHalf
of One12 ShareNokian
Tyres plc
Please contact me with
any
questions or comments at
212
8152301.


Paul Brophy
Senior Associate
The Bank of New York
Mellon
ADR Division

Encl.

CC Paul Dudek, Esq.
Office of
International Corporate
Finance





Depositary Receipts
101 Barclay Street, 22nd
Floor West, New
York 10286